Exhibit 99.1
Summarized Financial Information
Lease Guarantor
(in thousands)

	September 30,	December 31,
	2010	2009(a)	2008(a)
	(Unaudited)
Current assets	$1,571,907	$1,418,242	$1,466,825
Noncurrent assets	587,860	600,064	658,786
Current liabilities	709,179	702,074	656,533
Noncurrent liabilities	943,565	822,098	865,092

	Nine Months Ended
	September 30,		Year Ended December 31,
	2010	2009	2009(a)	2008(a)	2007(b)
	(Unaudited)	(Unaudited)
Total revenues	$2,173,491	$2,141,500	$2,689,495	$2,750,783	$2,749,907
Operating profit	132,652	107,143	106,842	130,466	167,759
Income from continuing operations(c)			32,897	40,784	52,985
Net income	57,255	40,565	36,591	46,677	58,071
(a)	The summarized financial information as of and for the years ended December 31, 2009 and 2008 was derived from the audited consolidated financial statements of the lease guarantor for the years ended December 31, 2009 and 2008 included in its 2009 Annual Report (revised as of November 24, 2010).

(b)	The summarized financial information for the year ended December 31, 2007 was derived from the audited consolidated financial statements of the lease guarantor for the year ended December 31, 2007 included in its unrevised 2009 Annual Report.

(c)	Income from continuing operations for the nine months ended September 30, 2010 and 2009 is not available in the lease guarantor’s interim financial statements. Combined income from continuing and discontinued operations was $57,255 and $40,565 for the nine months ended September 30, 2010 and 2009, respectively.